EXHIBIT 4.1

WESTERN MASSACHUSETTS ELECTRIC COMPANY,
DOING BUSINESS AS
EVERSOURCE ENERGY,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as TRUSTEE

_________________________

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of June 1, 2016

Supplemental to the Indenture

dated as of September 1, 2003

$50,000,000 Senior Notes, Series H, Due 2026

EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2016, between WESTERN MASSACHUSETTS ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), a national banking association, as Trustee under the Original Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee an indenture dated as of September 1, 2003 (the “Original Indenture”), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Senior Notes”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture.

Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture without the consent of the Holders for, among other things, (a) the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture, and (b) changing the provisions of the Original Indenture as they apply to any series created by such supplemental indenture.

The Company has previously executed and delivered to the Trustee seven Supplemental Indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing Senior Notes under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture	Date	Series	Amount
Second	September 1, 2004	Senior Notes, Series B, Due 2034	$50,000,000
Fourth	August 1, 2007	Senior Notes, Series D, Due 2037	$40,000,000
Fifth	March 1, 2010	Senior Notes, Series E, Due 2020	$95,000,000
Sixth	September 15, 2011, and reopened on October 1, 2012	Senior Notes, Series F, Due 2021	$250,000,000
Seventh	November 1, 2013	Senior Notes, Series G, Due 2023	$80,000,000
Total Outstanding Principal Amount:			$515,000,000

The Company desires to create a new series of the Senior Notes in an aggregate principal amount of up to $50,000,000 to be designated the “Senior Notes, Series H, Due 2026” (the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Eighth Supplemental Indenture has been duly taken.

All acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Eighth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE

WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

Definitions

The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture (as amended from time to time pursuant to its terms, including but not limited to, amendments contained in this Eighth Supplemental Indenture) and form of the Notes attached hereto as Exhibit A.

ARTICLE TWO

Terms and Issuance of the Senior Notes, Series H, Due 2026

SECTION 201.

Issue of Notes.

A series of Senior Notes which shall be designated the “Senior Notes, Series H, Due 2026” shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this Eighth Supplemental Indenture (including the form of the Note attached hereto as Exhibit A).  The aggregate principal amount of the Notes that will initially be authenticated and delivered under this Eighth Supplemental Indenture shall be $50,000,000.  The stated maturity for the Notes shall be June 15, 2026.  Additional Senior Notes, without limitation as to amount, having substantially the same terms as the Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Notes, and, if no interest has been paid, from June 15, 2016) may also be issued by the Company pursuant to this Eighth Supplemental Indenture without the consent of the existing Holders of the Notes.  Such additional Senior Notes shall be part of the same series as the Outstanding Notes.

Notwithstanding the otherwise applicable provisions of the Original Indenture, the principal and the Redemption Price of, and interest on, the Notes shall be payable by Federal funds bank wire transfer of immediately available funds in accordance with Section 206 or, in the event such section shall no longer be applicable, the Place of Payment then in effect, in such coin or currency of the United States of America as at the time of payment is legal tender for public or private debts.

SECTION 202.

Form of Notes; Incorporation of Terms.

The Notes shall be in substantially the form set forth in Exhibit A attached hereto.  The Notes shall be numbered H-1 and consecutively upwards, or in any other manner deemed appropriate by the Trustee.  The terms of the Notes contained in such form are hereby incorporated herein by reference and are made a part of this Eighth Supplemental Indenture.

SECTION 203.

Limitation on Liens.

The provisions of Section 1007 of the Original Indenture shall be applicable to the Notes.

SECTION 204.

Sale and Leaseback Transactions.

The provisions of Section 1012 of the Original Indenture shall be applicable to the Notes.

SECTION 205.

Place of Payment.

Subject to Section 206, payment of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the Corporate Trust Office, which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention:  Corporate Trust Administration.  The Company may at any time, by notice to each holder of a Note, change the Place of Payment in respect of the Notes.

SECTION 206.

Direct Payment to Holders.

Unless the Company otherwise notifies the Trustee in writing, the Trustee will pay all sums becoming due on the Notes for principal, Make-Whole Amount, if any, interest and all other amounts becoming due thereon directly to the holders by the method and at the address of such holder as provided to the Company from time to time.

SECTION 207.

Restrictions on Transfer.

All Notes originally issued hereunder shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF WESTERN MASSACHUSETTS ELECTRIC COMPANY, DOING BUSINESS AS EVERSOURCE ENERGY (THE “COMPANY”), AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE  144A,  (3)  IN  AN  OFFSHORE  TRANSACTION  IN  ACCORDANCE

WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY  OF  AN  OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4) AND (5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES.  THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

All Notes issued upon transfer or exchange thereof shall bear such legend unless the Company shall have delivered to the Trustee an Opinion of Counsel which states that the Notes may be issued without such legend.  All Notes issued upon transfer or exchange of a Note or Notes which do not bear such legend shall be issued without such legend.  The Company may from time to time modify the foregoing restrictions on resale and other transfers, without the consent of but upon notice to the Holders, in order to reflect any amendment to Rule 144A under the Securities Act of 1933, as amended, or change in the interpretation thereof or practices thereunder.

SECTION 208.

Optional Redemption.

At any time or from time to time prior to the Par Call Date, the Company may, at its option, in accordance with Article Eleven of the Original Indenture (as amended by this Eighth Supplemental Indenture) upon notice as provided below, redeem any part of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at the Redemption Price equal to 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the Redemption Date with respect to such principal amount, plus accrued and unpaid interest, if any, to the Redemption Date.  Notice will be given in the manner provided in Section 1104 of the Original Indenture to each Holder of the Notes, with a copy to the Trustee, of each optional redemption under this Section 208 not less than 30 days and not more than 60 days prior to the date fixed for such redemption.  Each such notice shall contain the information specified in Section 1104 of the Original Indenture and shall also specify the aggregate principal amount of the Notes to be redeemed on the Redemption Date, the principal amount of each Note held by such Holder to be redeemed and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of the computation.  Two Business Days prior  to  such  redemption, the  Issuer  shall  deliver  to  each Holder of Notes, with a copy to the

Trustee, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the Redemption Date.

In the case of each partial redemption of the Notes pursuant to this Section 208, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amount thereof not theretofore called for redemption.

The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are redeemed, in accordance with this Section 208 or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

The Notes may be redeemed on or after the Par Call Date, in accordance with Article Eleven of the Original Indenture being (as amended by this Eighth Supplemental Indenture), at a redemption price (to be calculated by the Company) equal to one hundred percent (100%) of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For the purposes of this Section 208:

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments through the Par Call Date with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 208 of this Eighth Supplemental Indenture or has become or is declared to be immediately due and payable pursuant to Section 502 of the Original Indenture.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments through the Par Call Date with respect to such Called Principal from their respective scheduled due dates to the Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Par Call Date” means March 15, 2026 (three months prior to the maturity date of the Notes).

“Redemption Date” with respect to the Called Principal has the meaning set forth in the Original Indenture.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Redemption Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the  Remaining  Average Life of such Called Principal as of such Redemption Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Redemption Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.  The Reinvestment Yield shall be determined by the Company in the manner set forth herein.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment through the Par Call Date with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Redemption Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment through the Par Call Date.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Redemption Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Redemption Date and required to be paid on such Redemption Date.

SECTION 209.

Redemption of Notes Upon Change of Control.

(a)

Condition to Company Action.  Within five (5) Business Days of a Senior Financial Officer of the Company becoming aware of a Change of Control, the Company shall give to each Holder of Notes, with a copy to the Trustee, written notice containing a description, in reasonable detail, of the Change of Control (the “Company Notice”).  The Company Notice shall contain and constitute an offer to redeem the Notes as described in subparagraph (b) of this Section 209, and shall also contain the information described in subparagraph (e) of this Section 209.

(b)

Offer to Redeem Notes.  The offer to redeem the Notes contemplated by subparagraph (a) of this Section 209 shall be an offer to redeem, in accordance with and subject to this Section 209, all, but not less than all, the Notes held by each such Holder (in this case only, “Holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the “Proposed Redemption Date”) that is a Business Day and is not less than 30 days and not more than 60 days after the date of such offer.

(c)

Acceptance, Rejection.  A Holder of Notes may accept the offer to redeem the Notes made pursuant to this Section 209 by causing a notice of such acceptance to be delivered to the Company and the Trustee at least 5 days prior to the Proposed Redemption Date.  A failure by a Holder of Notes to respond to an offer of redemption made pursuant to this Section 209 shall be deemed to constitute a rejection of such offer by such Holder.

(d)

Redemption.  Redemption of the Notes to be redeemed pursuant to this Section 209 shall be 100% of the principal amount of such Notes, together with interest in such Notes accrued to the Redemption Date.  The redemption shall be made on the Proposed Redemption Date and the Redemption Price shall be deposited with the Trustee by 11:00 a.m. one Business Day prior to the Redemption Date.  For avoidance of doubt, no Make-Whole Amount shall be paid in connection with any redemption of the Notes pursuant to this Section 209.

(e)

Company’s Certificate.  Each offer to redeem the Notes pursuant to this Section 209 shall be by notice given in the manner provided in Section 1104 of the Original Indenture and shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated as of the date of such offer, specifying:  (i) the Proposed Redemption Date; (ii) that such offer is made pursuant to this Section 209; (iii) the principal amount of each Note offered to be redeemed (which shall be 100% of the principal amount of such Note); (iv) the interest that would be due on each Note offered to be redeemed, accrued to the Proposed Redemption Date; (v) that the condition of this Section 209 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

ARTICLE THREE

Amendments to Original Indenture

With respect to the Notes, the Original Indenture is hereby amended as set forth below in this ARTICLE THREE; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities under the Indenture.

SECTION 301.

Defined Terms.

Subject to the limitations set forth in the preamble to this ARTICLE THREE, Section 101 of the Original Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in its appropriate alphabetical order:

“Blocked Person” means a Person whose name appears on (i) the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (iii) any OFAC Listed Person or (iv) any person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program.

“Change of Control” means the occurrence of any of the following events,

(a)

Eversource Energy shall cease to own and control, of record and beneficially, free and clear of all Liens except for Liens permitted under Section 1007 of the Indenture, one hundred percent (100%) of the outstanding Equity Interests of the Company entitled to vote (currently exercisable in the case of any preferred Equity Interests) for the election of directors; or

(b)

the Company shall cease to own and control, of record and beneficially, free and clear of all Liens except for Liens permitted under Section 1007 of the Indenture, eighty-five (85%) of the outstanding Equity Interests entitled to vote (currently exercisable in the case of any preferred Equity Interests) for the election of directors for any Principal Subsidiary.

A “Change of Control” shall not include any transaction in which the Company merges, amalgamates or consolidates with Eversource Energy or any subsidiary of Eversource Energy and which otherwise complies with the provisions of Section 802 of the Indenture.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Code”  means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company Notice” has the meaning set forth in Section 209 of the Eighth Supplemental Indenture.

“Consolidated Capitalization” means, with respect to the Company at any date of determination, the sum of (a) Consolidated Indebtedness of the Company, (b) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Company and its Subsidiaries excluding, however, from such calculation, amounts identified as “Accumulated Other Comprehensive Income (Loss)” in the financial statements of the Company set forth in the Company’s Report on Form 10-K or 10-Q, as the case may be, most recently filed with the SEC prior to the date of such determination and (c) the consolidated surplus of the Company and its Subsidiaries, paid-in, earned and other capital, if any, in each case as determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, excluding, however, from such calculation, (a) in the case of Refinancing Indebtedness, any amounts as to which the Company or its Subsidiaries have, (i) in accordance with the terms of the applicable agreements, and on or prior to the date of incurring such Refinancing Indebtedness, sent the holders of the Indebtedness to be refinanced, or their trustee, as applicable, a notice of redemption and (ii) within fourteen (14) days after incurrence of such Refinancing Indebtedness, segregated with the trustee therefor or with such other financial institution as may be acceptable to the Required Holders, in accordance with the terms of the applicable agreements relating to such Indebtedness, sufficient funds to redeem such Indebtedness and fully discharge the Company’s obligations with respect thereto.

“Consolidated Indebtedness to Capitalization Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness of the Company to (b) Consolidated Capitalization of the Company.

“Eighth Supplemental Indenture” means the Eighth Supplemental Indenture dated as of June 1, 2016, by and between the Company and the Trustee.

 “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership of profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Persons, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Financing Agreement(s)” means the Indenture, the Eighth Supplemental Indenture, the Note Purchase Agreements, and the Notes, in each case, as may be amended from time to time pursuant to their terms.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means:

(a)

the government of

the United States of America or any state or other political subdivision thereof, or any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)

any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Indebtedness” of any Person means at any date, without duplication, (a) all obligations of such Person for borrower money or for the deferred purchase price of property or services other than (i) trade accounts payable and (ii) any obligation of such Person to Dominion Resources, Inc. or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (excluding Stranded Cost Recovery Obligations that are non-recourse to such Person), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (e) liabilities in respect of unfunded vested benefits incurred under any Multiemployer Plan that is reasonably likely to result in a direct obligation of the Company to pay money, (f) reimbursement obligations  of  such   Person  (whether contingent or otherwise)  in  respect  of  letters  of  credit, bankers acceptances, surety or other bonds and similar instruments that are not cash collateralized, (g) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, up to the greater of (x) the extent of the book value of any such asset so pledged and (y) the amount of any liability of such Person for any deficiency and (h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

“Make-Whole Amount” has the meaning set forth in Section 208 of the Eighth Supplemental Indenture.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.  In no event shall the Trustee be responsible for determining whether an event constitutes a Material Adverse Effect.

“Memorandum” means the Confidential Private Placement Memorandum in respect to the Notes dated May/June 2016.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Note Purchase Agreements” means those certain Note Purchase Agreements dated as of June 23, 2016 by and between the Company and each holder of Notes identified herein.

“Par Call Date” means March 15, 2026 (three months prior to the maturity date of the Notes).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or  to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Subsidiary” means each of any Subsidiary that during any fiscal quarter, with respect to the Company and its Subsidiaries taken as a whole, represents at least (i) ten percent (10%) of the Company’s consolidated assets (calculated as an average of such consolidated assets  over  the preceding  four  fiscal  quarters)  and  (ii)  ten  percent (10%) of  the  Company’s consolidated net income (or loss) (calculated as a sum of such net income (or loss) over the preceding four fiscal quarters), whether such Subsidiary is owned directly or indirectly by the Company.

“Proposed Redemption Date” has the meaning set forth in Section 209 of the Eighth Supplemental Indenture.

“Refinancing Indebtedness” means Consolidated Indebtedness incurred for the purpose of refinancing existing Consolidated Indebtedness.

“Required Holders” has the meaning set forth in Schedule A to the Note Purchase Agreements.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of the closing for the sale of the Notes) of the Company.

“Stranded Cost Recovery Obligations” means, with respect to any Person, such Person’s obligations to make principal, interest or other payments to the issuer of stranded cost recovery bonds pursuant to a loan agreement or similar arrangement whereby the issuer has loaned the proceeds of such bonds to such Person.

“Subsidiary Guarantor” has the meaning set forth in Schedule A to the Note Purchase Agreements.

“Subsidiary Guaranty” has the meaning set forth in Section 7.5(a) of the Note Purchase Agreements.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” has the meaning set forth in Section 5.16(a) of the Note Purchase Agreements.

SECTION 302.

Defeasance of Certain Covenants.  Subject to the limitations set forth in the preamble to this ARTICLE THREE, Section 1009 of the Original Indenture is hereby amended by deleting the phrase “Section 1012” in the first sentence thereof and replacing it with the phrase “Sections 1012, 1014 and 1015.”

SECTION 303.

Amendment to Section 105 of the Original Indenture.  Section 105 of the Original Indenture is amended by adding the following paragraph at the end of Section 105:

“In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.”

SECTION 304.

Amendment to 603 of the Original Indenture.  Section 603 of the Original Indenture is hereby amended by deleting “and” at the end of Section 603(j) thereto, deleting the period at the end of Section 603(k) thereto, and adding “; and” at the end of such Section 603(k).  Further, Section 603 of the Original Indenture is amended by adding the following clauses at the end of Section 603 of the Indenture:

“(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.”

ARTICLE FOUR

Defaults and Remedies

With respect to the Notes, Article Five of the Original Indenture is hereby amended as set forth below in this ARTICLE FOUR; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.

SECTION 401.

Events of Default.

Subject to the limitations set forth in the preamble to ARTICLE FOUR, Section 501 of the Original Indenture is amended as follows:

(i)

Subsection 501(a) is restated as follows:

“(a) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or”

(ii)

 Subsection 501(b) is restated as follows:

“(b)  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration or otherwise; or”

(iii)

  Subsection 501(c) is restated as follows:

“(c)  the Company defaults in the performance, or breach, of any covenant set forth in Section 7 or Section 12 of the Note Purchase Agreements and Sections 1004, 1007, 1014(a) and 1015 of the Indenture; or”

(iv)

  Subsection 501(d) is restated as follows:

“(d)  The Company defaults in the performance, or breach, of any covenant in this Indenture (other than a covenant referenced in Section 501(c) or any other covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail (return receipt requested), postage pre-paid to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

(v)

  The following subsections shall be added after subsection (g) thereto:

“(h)

any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(i)(1)

the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in the aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount at least equal to $10,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(j)

one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are  not,  within  30  days  after  entry thereof, bonded, discharged or stayed pending appear, or are not discharged within 30 days after the expiration of such stay; or

(k)

if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.  As used in this clause (j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.”

SECTION 402.

Collection of Indebtedness and Suits for Enforcement by Trustee.

Subject to the limitations set forth in the preamble to this ARTICLE FOUR clause (a) in the first sentence of Section 503 of the Original Indenture is amended by deleting the text “30 days” and replacing with “5 days”.

SECTION 403.

Limitation on Suits.

Subject to the limitations set forth in the preamble to this ARTICLE FOUR, Section 507 of the Original Indenture is amended as follows:

(a)

the text “60 days” in subsection (4) shall be deleted and replaced with the text “30 days”; and

(b)

the text “60 days” in subsection (5) shall be deleted and replaced with the text “30 days”.

SECTION 404.

Notice of Default.

Subject to the limitations set forth in the preamble to this ARTICLE FOUR, Section 602 of the Original Indenture is amended by changing the text “90 days” in the first sentence thereof to “30 days” and by deleting the first proviso contained in such section.

ARTICLE FIVE

Additional Covenants.

With respect to the Notes, Article Ten of the Original Indenture is hereby amended by adding the following new sections set forth below in this ARTICLE FIVE;  provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.

“SECTION 1014.  Affirmative Covenants.

(a)

Compliance with Law.  Without limiting Section  1015(c), the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16 of the Note Purchase Agreements, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Payment of Taxes.  The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)

Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

SECTION 1015.  Negative Covenants.

(a)

Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

(b)

Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

(c)

Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target  of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c)  to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

(d)

Consolidated Indebtedness to Capitalization Ratio.  The Company will not permit its Consolidated Indebtedness to Capitalization Ratio to be greater than 0.65:1.00 as of the end of any fiscal quarter.”

ARTICLE SIX

Redemption of Securities.

With respect to the Notes, Article Eleven of the Original Indenture is hereby amended as set forth below in this ARTICLE SIX;  provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture.

The initial paragraph of Section 1103 shall be deleted and replaced in its entirety as follows:

Unless otherwise provided herein, if less than all the Securities of any series are to be redeemed, the particular Securities  to  be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, such that each partial redemption of the Securities, the principal amount of each holder thereof to be redeemed shall be allocated among all of the Securities at the time outstanding in proportion, as closely as practicable, to the respective principal amounts thereof not thereto called for redemption (or, in the case of Global Securities, pursuant to applicable Depositary procedures).

ARTICLE SEVEN

Miscellaneous

SECTION 701.

Execution as Supplemental Indenture.

This Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Eighth Supplemental Indenture forms a part thereof.

SECTION 702.

Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Eighth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 703.

Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 704.

Successors and Assigns.

All covenants and agreements by the Company in this Eighth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 705.

Separability Clause.

In case any provision in this Eighth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 706.

Benefits of Eighth Supplemental Indenture.

Nothing in this Eighth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

SECTION 707.

Recitals.

The Trustee shall have no responsibility for the recitals contained in this Eighth Supplemental Indenture, all of which shall be taken as the statements of the Company, or for the validity or sufficiency of this Eighth Supplemental Indenture.

SECTION 708.

Governing Law.

This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 709.

Execution and Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 710.

Waiver of Jury Trial; Submission of Jurisdiction.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.  The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the day and year first above written.

WESTERN MASSACHUSETTS ELECTRIC COMPANY, doing business as EVERSOURCE ENERGY By: /S/ PHILIP J. LEMBO Philip J. Lembo Senior Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /S/ JULIE HOFFMAN-RAMOS Julie Hoffman-Ramos Vice President

STATE OF MASSACHUSETTS ) ) ss.: BOSTON COUNTY OF SUFFOLK )

On the 15th day of June, 2016, before me personally came Philip J. Lembo, to me known or proved to me on the basis of satisfactory evidence, who, being by me duly sworn, did depose and say that he is the Senior Vice President, Chief Financial Officer and Treasurer of Western Massachusetts Electric Company, doing business as Eversource Energy, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/S/ FLORENCE J. IACONO

Notary Public Information

Florence J. Iacono

My Commission Expires:  1/20/23

STATE OF TEXAS ss.: Houston COUNTY OF HARRIS

On the 23rd day of June, 2016, before me personally came Julie Hoffman-Ramos, to me known or proved to me on the basis of satisfactory evidence, who, being by me duly sworn, did depose and say that she is a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, one of the entities described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the Board of Directors of said entity.

/S/ NANCY CARPENTER

Notary Public Information

Nancy Carpenter

My Comm. Expires 08/31/2019

EXHIBIT 4.2

  EXHIBIT A

[Form of Face of Security]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF WESTERN MASSACHUSETTS ELECTRIC COMPANY, DOING BUSINESS AS EVERSOURCE ENERGY (THE “COMPANY”), AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4)  AND (5))  TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES.  THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

WESTERN MASSACHUSETTS ELECTRIC COMPANY
doing business as
EVERSOURCE ENERGY

SENIOR NOTES, SERIES H, DUE 2026

CUSIP NO: 958587 B*7

No. H-___

Principal Amount:

$

Stated Maturity of Principal:

June 15, 2026

Applicable Rate:

2.75%

Interest Payment Dates:

June 15 and December 15, commencing December 15, 2016, and at the Stated Maturity of the principal

WESTERN MASSACHUSETTS ELECTRIC COMPANY, doing business as Eversource Energy, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [___________], or registered assigns, at the Stated Maturity set forth above, the Principal Amount set forth above (or so much thereof as shall not have been paid upon prior redemption) and to pay interest thereon from the date of original issuance hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date set forth above in each year at the Applicable Rate set forth above, until the principal hereof is paid or made available for payment, and at the Applicable Rate set forth above on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

The amount of interest payable for any period other than a complete interest payment period will be computed on the basis of a 360-day year consisting of twelve thirty-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.  In any case where any Interest Payment Date, Stated Maturity or Redemption Date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date.  A “Business Day” shall mean any day, except a Saturday, a Sunday or a legal holiday in The City of New York or in Pittsburgh, Pennsylvania on which banking institutions are authorized or required by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and any Make-Whole Amount) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in Pittsburgh, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Form of Reverse of Security]

WESTERN MASSACHUSETTS ELECTRIC COMPANY
doing business as
EVERSOURCE ENERGY

SENIOR NOTES, SERIES H, DUE 2026

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 1, 2003 as amended and supplemented from time to time and as supplemented by the Eighth Supplemental Indenture dated as of June 1, 2016 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as Trustee (herein called the “Trustee,” which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $50,000,000.  The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and  the Trustee with respect to  this  Security,  provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

The Securities of this series are subject to redemption upon not less than thirty (30) or more than sixty (60) days’ notice by mail to the Holders of such securities at their addresses in the Security Register, at the option of the Company, in whole or in part, from time to time.  If the Company elects to redeem the Securities prior to March 15, 2026, it will do so at a Redemption Price equal to one hundred percent (100%) of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to but excluding the Redemption Date, plus the Make-Whole Amount.  If the Company elects to redeem the Securities on or after March 15, 2026, it will do so at a Redemption Price equal to one hundred percent (100%) of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to but excluding the Redemption Date.

Except as otherwise provided in the Indenture, if notice has been given as provided in the Indenture and funds for the redemption of any Securities (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall  alter  or  impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000,000 or any amount in excess thereof which is an integral multiple of $250,000 (except as may be necessary to reflect any principal amount not evenly divisible by $250,000 remaining after any partial redemption), or in such other denominations as the Trustee may approve.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, Western Massachusetts Electric Company, doing business as Eversource Energy, has caused this instrument to be duly executed.

Dated:

June 23, 2016

WESTERN MASSACHUSETTS ELECTRIC COMPANY,

doing business as EVERSOURCE ENERGY

By:______________________________________

Philip J. Lembo

Senior Vice President, Chief Financial Officer

and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: June __, 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:  __________________________

Authorized Signatory